UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

DEVON ENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! DEVON ENERGY CORPORATION 2023 Annual Meeting Vote by June 6, 2023 11:59 PM ET devon DEVON ENERGY CORPORATION 333 W. SHERIDAN AVE. OKLAHOMA CITY, OK 73102 V11277-P85875 You invested in DEVON ENERGY CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 7, 2023. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR scan the QR code below OR you can receive a free paper or email copy of the material(s) by requesting prior to May 24, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complate information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* June 7, 2023 8:00 a.m. Central Time Devon Energy Center Auditorium 333 W. Sheridan Ave. Oklahoma City, Oklahoma *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.2

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 01) Barbara M. Baumann 02) John E. Bethancourt 03) Ann G. Fox 04) Gennifer F. Kelly 05) Kelt Kindick 06) John Krenicki Jr. 07) Karl F. Kurz 08) Michael N. Mears 09) Robert A. Mosbacher, Jr. 10) Richard E. Muncrief 11) Valerie M. Williams For 2. Ratify the selection of the Company’s Independent Auditors for 2023. For 3. Advisory Vote to Approve Executive Compensation. For 4. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. Year 5. Approve an Amendment to the Company’s Bylaws to Designate the Exclusive Forum for the Adjudication of Certain Legal Matters. For 6. Approve Amendments to the Certificate of Incorporation to Adopt Limitations on the Liability of Officers similar to Those That Already Exist for Directors. For 7. Stockholder Proposal to Reform the Near Impossible Special Shareholder Meeting Requirements. Against 8. OTHER MATTERS Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V15222-P85875